Exhibit 99.2

RENEWAL AND TRANSITION SUPPLEMENTAL OPERATING AND FINANCIAL DATA FOURTH QUARTER 2021

4Q 2021 SUPPLEMENTAL REPORT FORWARD - LOOKING STATEMENTS This supplemental information contains forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended, adopted pursuant to the Private Securities Litigation Reform Act of 1995 . Statements that are not purely historical may be forward - looking . You can identify some of the forward - looking statements by their use of forward - looking words, such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates,’’ or the negative of those words or similar words . Forward - looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position . A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward - looking statements, including, but not limited to, the status of the economy, the status of capital markets (including prevailing interest rates), and our access to capital ; the income and returns available from investments in health care related real estate, the ability of our borrowers and lessees to meet their obligations to us, our reliance on a few major operators ; competition faced by our borrowers and lessees within the health care industry, regulation of the health care industry by federal, state and local governments, changes in Medicare and Medicaid reimbursement amounts (including due to federal and state budget constraints), compliance with and changes to regulations and payment policies within the health care industry, debt that we may incur and changes in financing terms, our ability to continue to qualify as a real estate investment trust, the relative illiquidity of our real estate investments, potential limitations on our remedies when mortgage loans default, and risks and liabilities in connection with properties owned through limited liability companies and partnerships . For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward - looking statements, please see the discussion under ‘‘Risk Factors’’ and other information contained in our Annual Report on Form 10 - K for the fiscal year ended December 31 , 2021 and in our publicly available filings with the Securities and Exchange Commission . We do not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward - looking statements, whether as a result of new information, future events or otherwise . NON - GAAP INFORMATION This supplemental information contains certain non - GAAP information including EBITDA re , adjusted EBITDA re , FFO, FFO excluding non - recurring items, FAD, FAD excluding non - recurring items, adjusted interest coverage ratio, and adjusted fixed charges coverage ratio . A reconciliation of this non - GAAP information is provided on pages 22 , 25 and 26 of this supplemental information, and additional information is available under the “Non - GAAP Financial Measures” subsection under the “Selected Financial Data” section of our website at www . LTCreit . com . TABLE OF CONTENTS 2 COMPANY Company Information & Leadership 3 INVESTMENTS Real Estate Activities Investments and Capital Recycling 4 Acquisitions, Mortgage & Mezzanine Loan Originations 5 Joint Ventures 6 Lease-Up and Renovations & Expansions 7 5-Year Lease-Up History 8 PORTFOLIO Overview 9-10 Maturity 11 Diversification Operators 12-13 Geography, MSA, Age of Portfolio 14-15 Real Estate Investments Metrics 16 Update 17 FINANCIAL Enterprise Value 18 Debt Metrics 19 Debt Maturity 20 Financial Data Summary 21-22 Income Statement Data 23 Consolidated Balance Sheets 24 Funds from Operations 25-26 ESG and GLOSSARY ESG (Environmental, Social & Governance) 27 Glossary 28-29

Founded in 1992, LTC Properties, Inc. (NYSE: LTC) is a self-administered real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leaseback transactions, mortgage financing and structured finance solutions including preferred equity and mezzanine lending. LTC's portfolio encompasses Skilled Nursing Facilities (SNF), Assisted Living Communities (ALF), Independent Living Communities (ILF), Memory Care Communities (MC) and combinations thereof. Our main objective is to build and grow a diversified portfolio that creates and sustains shareholder value while providing our stockholders current distribution income. To meet this objective, we seek properties operated by regional operators, ideally offering upside and portfolio diversification (geographic, operator, property type and investment vehicle). For more information, visit www.LTCreit.com.

LTC LISTED NYSE

LEADERSHIP



WENDY SIMPSON
Chairman and
Chief Executive Officer



PAM KESSLER
Co-President,
CFO and Secretary



CLINT MALIN
Co-President and
Chief Investment Officer



CECE CHIKHALE
Executive Vice President,
Chief Accounting Officer
and Treasurer



DOUG KOREY
Executive Vice President,
Managing Director of
Business Development



GIBSON SATTERWHITE
Senior Vice President,
Asset Management



PETER LYEW
Vice President,
Director of Taxes



MANDI HOGAN
Vice President
of Marketing,
Investor Relations
and ESG



MIKE BOWDEN
Vice President,
Investments



RACHEL SON
Vice President
and Controller

BOARD OF DIRECTORS

WENDY SIMPSON	Chairman
CORNELIA CHENG	ESG Committee Chairman
BOYD HENDRICKSON	Lead Independent Director
JAMES PIECZYNSKI	Nominating & Corporate Governance Committee Chairman
DEVRA SHAPIRO	Audit Committee Chairman
TIMOTHY TRICHE, MD	Compensation Committee Chairman

ANALYSTS

CONNOR SIVERSKY	Berenberg Capital Markets
JUAN SANABRIA	BMO Capital Markets Corp.
DANIEL BERNSTEIN	CapitalOne
TAYO OKUSANYA	Credit Suisse Securities (USA) LLC
AARON HECHT	JMP Securities, LLC
JORDAN SADLER	KeyBanc Capital Markets, Inc.
MIKE CARROLL	RBC Capital Markets Corporation
RICHARD ANDERSON	SMBC Nikko Securities
STEVE MANAKER	Stifel, Nicolaus & Company, Inc.

Any opinions, estimates, or forecasts regarding LTC's performance made by the analysts listed above do not represent the opinions, estimates, and forecasts of LTC or its management.

LTC PROPERTIES, INC.
2829 Townsgate Road
Suite 350
Westlake Village, CA 91361
805-981-8655
www.LTCreit.com

TRANSFER AGENT
Broadridge Shareholder Services
c/o Broadridge Corporate Issuer Solutions
1155 Long Island Avenue
Edgewood, NY 11717-8309
ATTN: IWS
866-708-5586

4Q 2021 SUPPLEMENTAL REPORT 3

4Q 2021 SUPPLEMENTAL REPORT Million $ 318.8 Total Sales (2) (1) Represents total investments. (2) Reflects total sales price. INVESTMENTS I 4 Million 139.2 Total Gains $ Billion $ 1.6 Total Investments (1) MILLION REAL ESTATE ACTIVITIES – INVESTMENTS AND CAPITAL RECYCLING SINCE 2010 (FROM JANUARY 1, 2010 THROUGH DECEMBER 31, 2021) $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Investments Sales

REAL ESTATE ACTIVITIES – ACQUISITIONS, MORTGAGE & MEZZANINE LOAN ORIGINATIONS
(DOLLAR AMOUNTS IN THOUSANDS)

ACQUISITIONS

DATE		# OF PROPERTIES	PROPERTY TYPE	# BEDS/ UNITS	LOCATION	OPERATOR	DATE OF CONSTRUCTION	CONTRACTUAL INITIAL CASH YIELD	PURCHASE PRICE
2020	1/10	1	SNF	140 beds	Longview, TX	HMG Healthcare	2014	8.50%	$ 13,500

MORTGAGE LOANS

DATE		# OF PROPERTIES	PROPERTY TYPE	# BEDS/ UNITS	LOCATION	LOAN TYPE	MATURITY DATE	OPERATOR	ORIGINATION	INITIAL INVESTMENT	REMAINING COMMITMENT	STATED INTEREST RATE
2020	6/2	4	SNF	501 beds	Various in MI (1)	Mortgage	Oct-2045	Prestige Healthcare	$ 2,000	$ 2,000	$ —	8.89%
2021	9/30	1	OTH	N/A	St Peters, MO (2)	Mortgage	Oct-2022	N/A (2)	$ 1,780	$ 1,780	$ —	7.50%
	10/1	1	SNF	189 beds	Lafayette, LA (3)	Mortgage	Oct-2024	Crossroads Area Management	27,347	27,047	300	7.50%
	10/5	1	ALF/MC	68 units	Ocala, FL (4)	Mortgage	Sep-2025	Pointe Group Care	16,707	12,530	4,177	7.75%
	12/1	13	ALF/MC/ILF	523 units	NC and SC (5)	Mortgage	Dec-2025	ALG Senior Living	59,250	52,503	6,747	7.25%
		16		189 beds/591 units					$ 105,084	$ 93,860	$ 11,224	

(1) We funded additional loan proceeds of $2,000 under an existing mortgage loan. The incremental funding bears interest at 8.89%, escalating annually by 2.25% thereafter.
(2) We entered into a one-year loan agreement secured by a parcel of land for a future development of a post-acute skilled nursing center to be operated by Ignite Medical Resorts.
(3) The loan includes a 12-month extension option and the remaining commitment is for capital improvement.
(4) The remaining commitment of $4,177 is for the construction of a memory care addition to the property to be funded at a later date, subject to satisfaction of various conditions.
(5) The initial interest rate is 7.25% with an 8.00% IRR. The remaining commitment is comprised of a $6,098 capital improvement commitment and a $650 working capital commitment.

MEZZANINE LOANS

COMMITMENT YEAR	LOCATION	PROPERTIES	OPERATOR	PROPERTY TYPE	INVESTMENT TYPE	MATURITY DATE	RETURN	# BEDS/ UNITS	INVESTMENT BALANCE
2018	Atlanta, GA	1	Galerie Management	ALF/MC/ILF	Mezzanine	Dec-2023	8.00% (1)	204 units	$ 7,460
2021	Bend, OR	1	BPM Senior Living	ILF	Mezzanine	Oct-2024	8.00% (2)	136 units	4,355
		2						340 units	$ 11,815

(1) The initial cash rate is 8.00% with a 12.00% IRR. Our investment represents 5.00% of the total investment.
(2) The loan includes two 12-month extension options. The initial cash rate is 8.00% for the first 18 months then increasing to 10.50% thereafter with a 10.50% IRR. Our investment represents approximately 8.00% of the total investment.

4Q 2021 SUPPLEMENTAL REPORT INVESTMENTS I 5

REAL ESTATE ACTIVITIES – JOINT VENTURES
(DOLLAR AMOUNTS IN THOUSANDS)

UNCONSOLIDATED JOINT VENTURES

COMMITMENT YEAR	LOCATION	PROPERTIES	OPERATOR	PROPERTY TYPE	INVESTMENT TYPE	RETURN	# BEDS/ UNITS	INVESTMENT COMMITMENT	4Q21 FUNDING	TOTAL FUNDED TO DATE
2020	Arlington, WA	1	Fields Senior Living	AL/MC	Preferred Equity	7.00% [1]	95 units	$ 6,340	$ —	$ 6,340
2020	Vancouver, WA	1	Koelsch Communities	UDP-IL/AL	Preferred Equity	8.00% [2]	267 units	13,000	—	13,000
		2					362 units	$ 19,340	$ —	$ 19,340

(1) The initial cash rate is 7.00% increasing to 9.00% in year-four until the IRR is 8.00%. After achieving an 8.00% IRR, the cash rate drops to 8.00% with an IRR ranging between of 12.00% and 14.00% depending upon timing of redemption. Our investment represents 15.50% of the total investment. Certificate of occupancy and licensure were received in October 2021 and December 2021, respectively.

(2) The initial cash rate is 8.00% with an IRR of 12.00%. Our investment represents 11.60% of the total estimated project cost. The JV provides Koelsch the option to buy out our investment at anytime after August 31, 2023 at the IRR rate. The estimated project completion is 4Q22.

CONSOLIDATED JOINT VENTURES

INVESTMENT YEAR	LOCATION	OPERATOR	PROPERTY TYPE	INVESTMENT PURPOSE	# BEDS/ UNITS	TOTAL JOINT VENTURES COMMITMENT	NON-CONTROLLING INTEREST CONTRIBUTION	LTC CONTRIBUTION
2017	Cedarburg, WI	Tealwood Senior Living	ALF/MC/ILF	Owned Real Estate & Development	110 units	$ 22,244	$ 2,305	$ 19,939
2017	Spartanburg, SC	ALG Senior	ALF	Owned Real Estate	87 units	11,660	1,241	10,419
					197 units	33,904	3,546	30,358
2018	Medford, OR	Fields Senior Living [1]	ALF/MC	Owned Real Estate & Development	78 units	17,871	1,090	16,781
2018	Medford, OR	Fields Senior Living [1]	ILF	Owned Real Estate	89 units	14,401	2,858	11,543
					167 units	32,272	3,948	28,324
2019	Abingdon, VA	English Meadows Senior Living[2]	ALF/MC	Owned Real Estate	74 units	16,895	919	15,976
					438 units	$ 83,071	$ 8,413	$ 74,658

(1) Represents a single joint venture with ownership in two properties.

(2) Subsequent to December 31, 2021, we entered into an agreement with the current operator to sell a 74-unit assisted living community in Virginia for $16,895. The community has a gross book value of $16,895 and a net book value of $15,655. We anticipate recognizing approximately $1,300 of gain on sale in 2Q22. In connection with the sale, the current operator will pay approximately $1,200 of lease termination fee.

4Q 2021 SUPPLEMENTAL REPORT INVESTMENTS | 6

REAL ESTATE ACTIVITIES – LEASE-UP AND RENOVATIONS
(DOLLAR AMOUNTS IN THOUSANDS)

LEASE-UP

DATE ACQUIRED	DATE OPENED	OCCUPANCY AT 12/31/2021	DEVELOPMENT COMMITMENT YEAR	PROJECT TYPE	LOCATION	OPERATOR	# OF PROJECTS	PROPERTY TYPE	# BEDS/ UNITS	CONTRACTUAL INITIAL CASH YIELD	TOTAL INVESTMENT[1]
May-2018	Sep-2020 [2]	58%	2018	Development	Medford, OR	Fields Senior Living	1	ALF/MC	78 units	7.65%	$ 17,885

(1) Total Investment includes land acquisition, closing costs and total development funding and excludes capitalized interest.
(2) Certificate of occupancy was received in March 2020 and license was received in May 2020. Due to COVID-19 pandemic, opening was delayed until September 2020.

RENOVATIONS & EXPANSIONS: MORTGAGE LOANS

ESTIMATED INTEREST INCEPTION DATE	COMMITMENT YEAR	PROJECT TYPE	LOCATION	OPERATOR	# OF PROJECTS	PROPERTY TYPE	CONTRACTUAL INITIAL CASH YIELD	INVESTMENT COMMITMENT	4Q21 FUNDING	TOTAL FUNDED TO DATE	REMAINING COMMITMENT
— [1]	2018	Renovation	Grand Haven, MI	Prestige Healthcare	1	SNF	9.41%	$ 3,000	$ 42	$ 1,740	$ 1,260
— [2]	2021	Expansion	Ocala, FL	Pointe Group Care	1	ALF/MC	7.75%	$ 4,177	$ —	$ —	$ 4,177
— [3]	2021	Renovation	Various cities in NC and SC	ALG Senior Living	13	ALF/MC/ILF	7.25%	6,098	—	—	6,098
					14			$ 10,275	$ —	$ —	$ 10,275

(1) This commitment is part of a total loan commitment secured by four properties in Michigan. Interest payment increases upon each funding.
(2) This commitment is part of a $16,707 loan commitment for the construction of a memory care addition to the property to be funded at a later date, subject to satisfaction of various conditions. Interest payment increases upon each funding.
(3) This commitment is part of a total loan commitment secured by 13 properties, (12) North Carolina and (1) South Carolina. Interest payment increases upon each funding.

4Q 2021 SUPPLEMENTAL REPORT

INVESTMENTS I 7

REAL ESTATE ACTIVITIES – 5-YEAR LEASE-UP HISTORY

PROPERTY	LOCATION	OPERATOR	PROPERTY TYPE	PROJECT TYPE	# BEDS/ UNITS	DATE ACQUIRED	DATE OPENED (1)	DATE STABILIZED	# OF MONTHS TO STABILIZATION
Greenridge Place	Westminster, CO	Anthem	MC	Development	60 units	Dec-2013	Feb-2015	Feb-2017	24 (2)
Harvester Place	Burr Ridge, IL	Anthem	MC	Development	66 units	Oct-2014	Feb-2016	Feb-2018	24 (2)
Vineyard Place	Murrieta, CA	Anthem	MC	Development	66 units	Sep-2015	Aug-2016	Aug-2018	24 (2)
Porter Place	Tinley Park, IL	Anthem	MC	Development	66 units	May-2015	Jul-2016	Jul-2018	24 (2)
Emerald Place	Glenview, IL	Anthem	MC	Development	66 units	Oct-2015	Dec-2017	Dec-2019	24 (2)
Grace Point Place	Oak Lawn, IL	Anthem	MC	Development	66 units	Oct-2016	Jun-2018	Jun-2020	24 (2)
Boonespring Healthcare Center	Union, KY	Carespring	SNF	Development	143 beds	Sep-2016	Feb-2019	Dec-2019	10
Pavilion at Creekwood	Mansfield, TX	Fundamental	SNF	Acquisition	126 beds	Feb-2016	Jul-2015	Feb-2017	12
Carmel Village Memory Care	Clovis, CA	Generations	MC/ILF	Acquisition	73 units	Jun-2017	Sep-2016	Jun-2018	12
Carmel Village at Clovis	Clovis, CA	Generations	ALF	Acquisition	107 units	Jun-2017	Nov-2014	Jun-2018	12
Ignite Medical Resort Blue Springs	Independence, MO	Ignite Medical Resorts	SNF	Development	90 beds	Aug-2019	Sep-2020	Jun-2021	9
Oxford Villa	Wichita, KS	Oxford Senior Living	ILF	Development	108 units	May-2015	Nov-2016	Nov-2018	24 (2)
Oxford Kansas City	Kansas City, MO	Oxford Senior Living	ALF/MC	Acquisition	73 units	Oct-2017	Aug-2017	Jun-2019	22
Hamilton House	Cedarburg, WI	Tealwood	ALF/MC/ILF	Development	110 units	Dec-2017	Feb-2019	Feb-2021	24 (2)

(1) Represents date of Certificate of Occupancy.
(2) Although this property met our definition of stabilization on page 29 based on the time criteria, it did not meet the occupancy threshold.

4Q 2021 SUPPLEMENTAL REPORT INVESTMENTS I 8

PORTFOLIO OVERVIEW
(DOLLAR AMOUNTS IN THOUSANDS)

BY INVESTMENT TYPE	# OF PROPERTIES	GROSS INVESTMENT	% OF INVESTMENT	TWELVE MONTHS ENDED DECEMBER 31, 2021 REVENUES	% OF REVENUES	INCOME STATEMENT LINE
Owned Portfolio	153	$ 1,408,557	78.1%	$ 107,084 (1)	75.2%	Rental Income
Mortgage Loans	37	347,915	19.3%	32,811	23.1%	Interest Income from Mortgage Loans
Notes Receivable	2	28,623	1.6%	987 (2)	0.7%	Interest and Other Income
Unconsolidated Joint Ventures[3]	1	19,340	1.0%	1,417	1.0%	Income from Unconsolidated Joint Ventures
Total	193	$ 1,804,435	100.0%	$ 142,299	100.0%	

BY PROPERTY TYPE	# OF PROPERTIES	GROSS INVESTMENT	% OF INVESTMENT
Assisted Living	119	$ 929,113	51.4%
Skilled Nursing	73	849,182	47.2%
Under Development[3]	—	13,000	0.7%
Other[4]	1	13,140	0.7%
Total	193	$ 1,804,435	100.0%

(1) Includes cash rent, straight-line rent and amortization of lease incentives and excludes real estate tax reimbursement, straight-line rent write-off and rental income from properties sold during the twelve months ended December 31, 2021. See page 21 for Components of Rental Income.
(2) Includes interest income from mezzanine loans and working capital notes.
(3) Includes a $13,000 preferred equity investment in an entity that will develop and own a 267-unit ILF/ALF community in Washington. See page 6 for Unconsolidated Joint Ventures.
(4) Includes one behavioral health care hospital and three parcels for land held-for-use and one parcel of land securing a first mortgage held for future development of a post-acute skilled nursing center.



35
Operators
28
States
193 Properties

GROSS INVESTMENT BY INVESTMENT TYPE



Owned Portfolio
78.1%
Mortgage Loans*
19.3%
Notes Receivable
1.6%
Unconsolidated Joint Ventures
1.0%

*Weighted average maturity – 17.5 years

GROSS INVESTMENT BY PROPERTY TYPE



Skilled Nursing
47.2%
Assisted Living
51.4%
Under Development
0.7%
Other
0.7%

4Q 2021 SUPPLEMENTAL REPORT
PORTFOLIO I 9

PORTFOLIO OVERVIEW
(DOLLAR AMOUNTS IN THOUSANDS)

TWELVE MONTHS ENDED DECEMBER 31, 2021

OWNED PROPERTIES	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	RENTAL INCOME	% OF TOTAL REVENUES[(1)]
Assisted Living	102	$ 844,301	46.8%	$ 54,449	38.2%
Skilled Nursing	50	552,896	30.7%	51,668	36.3%
Other	1	11,360	0.6%	967	0.7%
Total	153	$ 1,408,557	78.1%	$ 107,084	75.2%


% OF RENTAL INCOME
SNF 36.3%
ALF 38.2%
OTH 0.7%

MORTGAGE LOANS	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	INTEREST INCOME	% OF TOTAL REVENUES
Assisted Living	14	$ 59,886	3.3%	$ 564	0.4%
Skilled Nursing	23	286,249	15.9%	32,213	22.7%
Other	—	1,780	0.1%	34	— %
Total	37	$ 347,915	19.3%	$ 32,811	23.1%
REAL ESTATE INVESTMENTS	190	$ 1,756,472	97.4%	$ 139,895	


% OF INTEREST INCOME
ALF 0.4%
SNF 22.7%

NOTES RECEIVABLE	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	INTEREST AND OTHER INCOME	% OF TOTAL REVENUES[(2)]
Assisted Living	2	$ 18,586	1.0%	$ 882	0.6%
Skilled Nursing	—	10,037	0.6%	105	0.1%
Total	2	$ 28,623	1.6%	$ 987	0.7%


% OF INTEREST & OTHER INCOME
ALF 0.6%
SNF 0.1%

UNCONSOLIDATED JOINT VENTURES	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	UNCONSOLIDATED JV INCOME	% OF TOTAL REVENUES
Assisted Living	1	$ 6,340	0.3%	$ 450	0.3%
Under Development	—	13,000	0.7%	967	0.7%
Total	1	$ 19,340	1.0%	$ 1,417	1.0%
TOTAL INVESTMENTS	193	$ 1,804,435	100.0%	$ 142,299	100.0%


% OF UNCONSOLIDATED JV INCOME
UDP 0.7%
ALF 0.3%

(1) Includes cash rent, straight-line rent and amortization of lease incentives and excludes real estate tax reimbursement, straight-line rent write-off and rental income from properties sold during the twelve months ended December 31, 2021. See page 21 for Components of Rental Income.
(2) Includes interest income from mezzanine loans and working capital notes.

4Q 2021 SUPPLEMENTAL REPORT
PORTFOLIO I 10

PORTFOLIO MATURITY

(AS OF DECEMBER 31, 2021, DOLLAR AMOUNTS IN THOUSANDS)

YEAR	RENTAL INCOME[1]	% OF TOTAL	INTEREST INCOME[1]	% OF TOTAL	OTHER NOTES INCOME[1]	% OF TOTAL	UNCONSOLIDATED JV INCOME[1][2]	% OF TOTAL	ANNUALIZED GAAP INCOME[1]	% OF TOTAL
2022	$ 17,154 [3]	15.3%	$ 135	0.4%	$ 341	29.7%	$ —	—	$ 17,630	11.5%
2023	4,303	3.8%	—	—	640	55.8%	—	—	4,943	3.2%
2024	7,094	6.3%	2,414	6.2%	—	—	—	—	9,508	6.2%
2025	9,068	8.1%	4,711	12.1%	—	—	—	—	13,779	9.0%
2026	17,792	15.9%	—	—	41	3.6%	—	—	17,833	11.6%
2027	11,279	10.1%	—	—	—	—	—	—	11,279	7.3%
2028	1,063	0.9%	—	—	—	—	—	—	1,063	0.7%
Thereafter	44,356	39.6%	31,643	81.3%	125	10.9%	1,504	100.0%	77,628	50.5%
Total	$ 112,109	100.0%	$ 38,903	100.0%	$ 1,147	100.0%	$ 1,504	100.0%	$ 153,663	100.0%



RENTAL
INTEREST
OTHER NOTES
JV
(As a % of Total Annualized GAAP Income)(1)
40.0%
20.0%
0.0%
11.2%
0.1%
0.2%
2.8%
0.4%
4.6%
1.6%
5.9%
3.1%
11.6%
7.3%
0.7%
28.8%
20.6%
0.1%
1.0%
2022
2023
2024
2025
2026
2027
2028
Thereafter

Near Term Maturities:

- Six in 2022 with an annualized GAAP income totaling $17.6 million [3]
- Nine in 2023 with an annualized GAAP income totaling $4.9 million
- Four in 2024 with an annualized GAAP income totaling $9.5 million
- As of December 31, 2021, approximately 92% of owned properties are covered under master leases and approximately 87% of rental revenues come from master leases or cross-default leases.

(1) Represents annualized contractual GAAP rent prior to abatements, GAAP interest income from mortgage loans, mezzanine loans and working capital notes and income from unconsolidated joint ventures for the month of December 2021 for investments as of December 31, 2021.

(2) Represents income from two preferred equity investments accounted for as unconsolidated joint ventures. These preferred equity investments do not have scheduled maturities but provide the entity an option to redeem our investment at a future date. See page 6 for further discussion on our unconsolidated joint ventures.

(3) One of the six maturities is Brookdale which represents 82% of the annualized GAAP income maturing in 2022 as of December 31, 2021. See page 13 for Brookdale disclosure.

4Q 2021 SUPPLEMENTAL REPORT

PORTFOLIO | 11

PORTFOLIO DIVERSIFICATION – 35 OPERATORS

(AS OF DECEMBER 31, 2021, DOLLAR AMOUNTS IN THOUSANDS)

OPERATORS	# OF PROPS	ANNUALIZED ACTUAL CASH[(1)(4)]	%	ANNUALIZED CONTRACTUAL CASH[(2)(4)(5)]	%	ANNUALIZED GAAP[(3)(5)]	%	GROSS INVESTMENT	%
Prestige Healthcare	24	$ 27,218	19.1%	$ 27,218	18.2%	$ 32,685	21.3%	$ 272,453	15.1%
Brookdale Senior Living [(6)]	35	14,548	10.2%	14,548	9.7%	14,536	9.4%	102,921	5.7%
Anthem Memory Care [(6)]	11	10,800	7.6%	10,800	7.2%	10,800	7.0%	139,176	7.7%
Carespring Health Care Management	4	10,242	7.2%	10,242	6.8%	11,185	7.3%	102,520	5.7%
Ark Post Acute Network [(7)]	7	8,914	6.3%	8,914	6.0%	8,257	5.4%	71,742	4.0%
Fundamental	7	8,892	6.2%	8,892	5.9%	8,392	5.5%	75,795	4.2%
Genesis Healthcare [(6)]	6	8,539	6.0%	8,539	5.7%	8,539	5.5%	50,004	2.8%
Juniper Communities	7	6,810	4.8%	6,810	4.5%	6,462	4.2%	92,319	5.1%
ALG Senior Living	15	5,449	3.8%	5,449	3.6%	5,338	3.5%	74,888	4.1%
Fields Senior Living	5	4,296	3.0%	4,296	2.9%	4,350	2.8%	72,108	4.0%
All Others [(6)]	72	36,654	25.8%	44,209	29.5%	43,119	28.1%	750,509	41.6%
	193	$ 142,362	100.0%	$ 149,917	100.0%	$ 153,663	100.0%	$ 1,804,435	100.0%

(1) Represents annualized cash rental income, interest income from mortgage loans, mezzanine loans and working capital notes and income from unconsolidated joint ventures received for the month of December 2021 for investments as of December 31, 2021.
(2) Represents annualized contractual cash rental income prior to abatements, interest income from mortgage loans, mezzanine loans and working capital notes and income from unconsolidated joint ventures for the month of December 2021 for investments as of December 31, 2021.
(3) Represents annualized GAAP rent prior to abatements, GAAP interest income from mortgage loans, mezzanine loans and working capital notes and income from unconsolidated joint ventures for the month of December 2021 for investments as of December 31, 2021.
(4) The difference between annualized actual cash and annualized contractual cash is due to deferrals and abatements.
(5) The difference between annualized contractual cash and annualized GAAP is due to straight-line rent, lease inducements and effective interest.
(6) See operator updates on page 13.
(7) The senior leadership team from Traditions Senior Management ("Traditions") formed Ark Post Acute Network as their own management company to operate the properties under the existing master lease agreement. The lessee entity and its ownership remains unchanged and the guaranty from the principal remains in place as security for the master lease.

PRESTIGE	Privately Held	SNF/ALF/ILF Other Rehab	78 Properties	5 States
BROOKDALE	NYSE: BKD	ILF/ALF/MC Continuing Care	682 Properties	41 States
ANTHEM	Privately Held	Exclusively MC	12 Properties	5 States
CARESPRING	Privately Held	SNF/ALF/ILF Transitional Care	13 Properties	2 States
ARK	Privately Held	SNF/ALF/ILF	13 Properties	4 States

FUNDAMENTAL	Privately Held	SNF/MC Hospitals & Other Rehab	80 Properties	8 States
GENESIS	OTC PINK: GENN	SNF/ Senior Living	More than 250 Properties	22 States
JUNIPER	Privately Held	ALF/ILF/MC/SNF	27 Properties	4 States
ALG	Privately Held	ALF/ILF/MC	128 Properties	7 States
FIELDS	Privately Held	ALF/MC/ILF	4 Properties	2 States

4Q 2021 SUPPLEMENTAL REPORT

PORTFOLIO I 12

4Q 2021 SUPPLEMENTAL REPORT PORTFOLIO I 13 PORTFOLIO DIVERSIFICATION – OPERATOR UPDATE (DOLLAR AMOUNTS IN THOUSANDS) During 2020 , an affiliate of Senior Lifestyle (“Senior Lifestyle”) paid us $ 13 , 800 of their $ 18 , 400 contractual rent and we applied their letter of credit and deposits totaling $ 3 , 725 to past due rent of $ 3 , 600 and to their outstanding notes receivable of $ 125 . Accordingly, we recognized $ 17 , 400 of rental revenue from Senior Lifestyle in 2020 . To date in 2021 , Senior Lifestyle has not paid rent or its other obligations under the master lease . During 2021 , we transition 18 assisted living communities previously leased to Senior Lifestyle to five operators . These communities are located in Illinois, Ohio, Wisconsin, Colorado, Pennsylvania and Nebraska . Also, during 2021 , we sold three Wisconsin communities and a closed community in Nebraska previously leased to Senior Lifestyle for a combined total of $ 35 , 900 . We received total proceeds of $ 34 , 764 and recorded a net gain on sale of $ 5 , 390 . We expect to transition the remaining New Jersey community to an existing operator during 1 Q 22 . Anthem paid us annual cash rent of $ 10 , 800 in 2021 and $ 9 , 900 in 2020 . We anticipate they will pay annualized cash rent of $ 10 , 800 through 2022 . Anthem is current on agreed upon rent payments through February 2022 . Brookdale’s master lease was scheduled for expiration on December 31 , 2021 . During 1 Q 21 , we extended their term by one year through an amended master lease, with a new maturity date of December 31 , 2022 . Also, the renewal options under the amended master lease will remain the same which provides three renewal options consisting of a three - year renewal option, a five - year renewal option and a 10 - year renewal option . The notice period for the first renewal option is January 1 , 2022 to April 30 , 2022 . During 2020 , we extended to Brookdale a $ 4 , 000 capital commitment which was available through December 31 , 2021 , and a $ 2 , 000 capital commitment which is available between January 1 , 2022 through December 31 , 2022 . However, any unused balance under the $ 2 , 000 commitment terminates if the master lease is not renewed by April 30 , 2022 . The yield on these capital commitments is 7% . As of December 31 , 2021 , we fully funded the $ 4 , 000 capital commitment under this agreement . Brookdale is current on rent payments through February 2022 . During 2020 , we consolidated our two master leases with an operator into one combined master lease and agreed to abate $ 650 of rent and allow the operator to defer rent as needed through March 31 , 2021 . The combined master lease was amended during 2021 and 2022 to extend the rent deferral period through March 31 , 2022 . The operator deferred rent of $ 1 , 268 for 4 Q 21 and a total of $ 867 in January and February 2022 . The deferred balance due from this operator is $ 5 , 822 as of February 2022 . The operator can defer rent up to $ 452 for March 2022 . Subsequent to December 31 , 2021 , an operator of two assisted living communities in California with a total of 232 units exercised the purchase option under their lease for approximately $ 43 , 700 . The communities have a gross book value of $ 31 , 814 and a net book value of $ 17 , 034 . We anticipate recognizing approximately $ 26 , 000 of gain on sale in 2 Q 22 . Subsequent to December 31 , 2021 , we entered into an agreement with the current operator to sell a 74 - unit assisted living community in Virginia for $ 16 , 895 . The community has a gross book value of $ 16 , 895 and a net book value of $ 15 , 655 . We anticipate recognizing approximately $ 1 , 300 of gain on sale in 2 Q 22 . In connection with the sale, the current operator will pay approximately $ 1 , 200 of lease termination fee . Other Operators

4Q 2021 SUPPLEMENTAL REPORT States in which we have some of the highest concentration of properties are states with the highest projected increases in the 80+ population cohort over the next decade. Represents 10 states with the highest projected increases in the 80+ population cohort from year 2020 to year 2030 Source: The American Senior Housing Association, Winter 2018, Population Growth Forecast by State PORTFOLIO I 14 PORTFOLIO DIVERSIFICATION - GEOGRAPHY (AS OF DECEMBER 31, 2021) 1 28 STATES * Behavioral health care hospital SNF (73) ALF (119) OTH* (1) LAND (4) UDP (1) CA WA ME NV WY IL AR WV ND NY OR AZ NM TX UT ID MT SD NE KS OK MS MN WI FL AL GA SC TN MO IA IN OH PA NJ NC VA CO KY 4 17 1 2 3 1 2 4 2 1 5 6 17 17 2 7 7 3 8 4 13 7 6 1 22 2 5 7 1 1 2 1 2 3 1 2 2 MI 1 1 1 LA

4Q 2021 SUPPLEMENTAL REPORT 48.1% 17.9% 23.7% 8.0% 2.3% 0.0% 20.0% 40.0% 60.0% 80.0% MSAs 1-31 MSAs 32-100 MSAs > 100 Cities in Micro-SA Cities not in MSA or Micro-SA 22 years 14 years 0 10 20 30 40 Skilled Nursing Assisted Living Years (1) The MSA rank by population as of July 1, 2019, as estimated by the United States Census Bureau. Approximately 66% of our properties are in the top 100 MSAs. Includes only our real estate investments. (1) Due to master leases with properties in various states, revenue by state is not available. (2) Excludes working capital notes totaling $16,808. Working capital notes are provided to certain operators under their master l eas es covering properties in various states. Therefore, the working capital notes outstanding balance is not available by state. (3) Includes one behavioral health care hospital and three parcels for land held - for - use and one parcel of land securing a first mor tgage held for future development of a post - acute skilled nursing center. (1) As calculated from construction date or major renovation/expansion date . Includes only our real estate investments . GROSS PORTFOLIO BY MSA (1) AVERAGE PORTFOLIO AGE (1) PORTFOLIO I 15 PORTFOLIO DIVERSIFICATION – GEOGRAPHY (28 STATES) (AS OF DECEMBER 31, 2021, DOLLAR AMOUNTS IN THOUSANDS) # OF STATE (1)(2) PROPS % ALF % SNF % UDP % % Michigan 24 281,512$ 15.8% 21,422$ 2.3% 259,147$ 30.9% —$ — 943$ 7.2% Texas 34 274,626 15.4% 71,816 7.8% 202,810 24.2% — — — — Wisconsin 8 114,538 6.4% 100,592 10.9% 13,946 1.7% — — — — California 7 106,129 5.9% 83,867 9.1% 22,262 2.6% — — — — Colorado 13 104,514 5.8% 104,514 11.3% — — — — — — Illinois 5 88,135 4.9% 88,135 9.6% — — — — — — Ohio 9 86,829 4.9% 32,829 3.6% 54,000 6.4% — — — — Florida 11 80,540 4.5% 47,675 5.2% 32,865 3.9% — — — — New Jersey 4 62,832 3.5% 62,832 6.8% — — — — — — Kentucky 3 62,821 3.5% 14,301 1.5% 48,520 5.8% — — — — All Others 75 525,151 29.4% 294,359 31.9% 205,595 24.5% 13,000 100.0% 12,197 92.8% Total 193 1,787,627$ 100.0% 922,342$ 100.0% 839,145$ 100.0% 13,000$ 100.0% 13,140$ 100.0% OTH (3) INVESTMENT GROSS INVESTMENTGROSS

4Q 2021 SUPPLEMENTAL REPORT $17,500 $17,300 $4,875 $0 $5,000 $10,000 $15,000 $20,000 $25,000 Dec-18 EBITDAR Dec-19 EBITDAR Anticipated 2022 Rent (1) Information is from property level operator financial statements which are unaudited and have not been independently verified by LTC. The same store portfolio excludes each property currently, or formerly, operated by Senior Lifestyle and Senior Care and will be added back to SPP 15 months after the date of the transition to the new operator . (2) The coverage and occupancy levels at our properties may be adversely affected if COVID - 19 or another pandemic results in infecti ons on a large scale at our properties, early resident move - outs, our operators delay accepting new residents due to quarantines, and/or potential occupants postpone moving to a senior housing facility, and/or r esi dents delay or postpone elective surgeries at hospitals. (3) The occupancy for the 19 properties previously leased to Senior Lifestyle in January 31, 2022 and December 31, 2020 was 78% a nd 71%, respectively. ASSISTED LIVING SKILLED NURSING 1.61 1.59 2.08 2.06 71.3% 71.1% 60.0% 70.0% 80.0% 90.0% 100.0% 0.00 2.00 4.00 2Q21 3Q21 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy 0.84 0.78 1.04 0.99 74.0% 73.1% 70.0% 80.0% 90.0% 100.0% 0.00 0.50 1.00 1.50 2Q21 3Q21 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy SNF metrics include CSF, as allocated/reported by operators. Excluding CSF, the 3Q21 normalized EBITDAR and EBITDARM coverages were 0.99 and 1.45, respectively, and 0.99 and 1.44, respectively, for 2Q21. For the 91% of the reported SPP SNF, average monthly occupancy was 72% in January 2022, 71% in September 2021 and 70% in June 2021. ALF metrics include Coronavirus Stimulus Funds (“CSF”) as allocated/reported by operators. Excluding CSF, the 3Q21 normalized EBITDAR and EBITDARM coverages were 0.60 and 0.80, respectively, and 0.65 and 0.85, respectively, for 2Q21. See definition of Coronavirus Stimulus Funds on Page 28. For the 60% of the reported SPP ALF, occupancy was 80% at January 31, 2022, 78% at September 30, 2021 and 76% at June 30, 2021. PORTFOLIO I 16 REAL ESTATE INVESTMENTS METRICS (TRAILING TWELVE MONTHS THROUGH SEPTEMBER 30, 2021 AND JUNE 30, 2021) SAME PROPERTY PORTFOLIO (“SPP”) COVERAGE STATISTICS (1)(2) The occupancy for the six properties previously leased to Senior Lifestyle currently covered by leases with quarterly fair market rent resets in January 31, 2022 and December 31, 2020 was 69% and 60%, respectively. $4,000 $4,500 $880 $0 $2,000 $4,000 $6,000 $8,000 $10,000 Dec-18 EBITDAR Dec-19 EBITDAR Anticipated 2022 Rent SENIOR LIFESTYLE (3) (FOR THE SIX PROPERTIES CURRENTLY COVERED BY LEASES WITH QUARTER LY FAIR MARKET RENT RESETS) SENIOR CARE/ABRI HEALTH (dollar amounts in thousands) (dollar amounts in thousands) The occupancy in January 31, 2022 and December 31, 2020 was flat at 57% each period.

4Q 2021 SUPPLEMENTAL REPORT PORTFOLIO I 17 PORTFOLIO UPDATE (AMOUNTS IN THOUSANDS) ABATED RENT ▪ $720 abated rent during 4Q21 ▪ Deferred rent of $1,268, net of repayments, during 4Q21. ▪ As of December 31, 2021, outstanding deferred rent of $5,682 related to assisted living communities. ▪ Our rent deferral agreements generally require the deferred rent to be paid within 6 to 36 months. ▪ LTC evaluated deferral requests with close attention to ongoing operations, rent coverage, corporate financial health and liquidity of the operator. DEFERRED RENT CONTRACTUAL 4Q21 RENT AND MORTGAGE INTEREST Collected, 94.5% - $34,089 Abated, 2.0% - $720 Deferred, 3.5% - $1,268 ▪ Provided a total of $867 of deferred rent and $480 of rent abatement in January and February 2022. ▪ Agreed to provide rent deferrals of up to $452 and abatements of up to $240 for March 2022. SUBSEQUENT TO DECEMBER 31, 2021

ENTERPRISE VALUE
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND NUMBER OF SHARES)

			DECEMBER 31, 2021	CAPITALIZATION
DEBT				
Revolving line of credit - WA rate 1.4%[1]			$ 110,900	
Term loans, net of debt issue costs - WA rate 2.6%[1]			99,363	
Senior unsecured notes, net of debt issue costs - WA rate 4.4%[2]			512,456	
Total debt - WA rate 3.7%			722,719	35.0%
EQUITY		12/31/2021		
	No. of shares	Closing Price		
Common stock	39,374,044	$ 34.14 [3]	1,344,230	65.0%
Total Market Value			1,344,230	
TOTAL VALUE			**$ 2,066,949**	100.0%
Add: Non-controlling interest			8,413	
Less: Cash and cash equivalents			(5,161)	
ENTERPRISE VALUE			**$ 2,070,201**	
Debt to Enterprise Value			34.9%	
Debt to Annualized Adjusted EBITDAre[4]			6.0x	

(1) During 4Q21, our credit agreement was amended to extend the maturity to November 2025 and decreased the aggregate commitment to $500,000 comprised of a $400,000 revolving line of credit and two $50,000 term loans. In connection with entering into the two term loans, we entered into interest rate swap agreements to effectively fix the interest rate on the two term loans at 2.56% and 2.69%, respectively. See Form 10-K for additional information on the credit agreement. Subsequent to December 31, 2021, we borrowed $22,000 under our unsecured revolving line of credit. Accordingly, we have $132,900 outstanding with $267,100 available for borrowing.

(2) Represents outstanding balance of $512,980, net of debt issue costs of $524. Subsequent to December 31, 2021, we repaid $7,000 in scheduled principal paydowns on our senior unsecured notes.

(3) Closing price of our common stock as reported by the NYSE on December 31, 2021.

(4) See page 22 for reconciliation of annualized adjusted EBITDAre.

4Q 2021 SUPPLEMENTAL REPORT
FINANCIAL I 18

4Q 2021 SUPPLEMENTAL REPORT LEVERAGE RATIOS COVERAGE RATIOS LINE OF CREDIT LIQUIDITY FINANCIAL I 19 DEBT METRICS (DOLLAR AMOUNTS IN THOUSANDS) $110,900 $89,900 $93,900 $112,000 $289,100 $510,100 $506,100 $488,000 $- $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 2021 2020 2019 2018 Balance Available 6.0x 4.3x 6.0x 4.4x 4.4x 4.9x 4.6x 4.8x 0.0 2.0 4.0 6.0 8.0 Debt to Adjusted EBITDAre Adjusted EBITDAre/ Fixed Charges 4Q21 2021 2020 2019 38.4% 34.9% 35.8% 29.8% 37.2% 28.0% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% Debt to Gross Asset Value Debt to Total Enterprise Value 2021 2020 2019

4Q 2021 SUPPLEMENTAL REPORT Senior Unsecured Notes 70.9% Term Loans 13.8% Revolving Line of Credit 15.3% $110,900 $50,000 $50,000 $48,160 $49,160 $49,160 $49,500 $51,500 $54,500 $55,000 $156,000 $- $100,000 $200,000 $300,000 $400,000 2022 2023 2024 2025 2026 2027 2028 Thereafter Revolving Line of Credit Term Loans Senior Unsecured Notes (1) During 4Q21, our credit agreement was amended to extend the maturity to November 2025 and decreased the aggregate commitment to $500,000 comprised of a $400,000 revolving line of credit and two $50,000 term loans. In connection with entering into the two term loans, we entered into int ere st rate swap agreements to effectively fix the interest rate on the two term loans at 2.56% and 2.69%, respectively. See Form 10 - K for additional information on the credit agreement. S ubsequent to December 31, 2021, we borrowed $22,000 under our unsecured revolving line of credit. Accordingly, we have $132,900 outstanding with $267,100 available for b orr owing. (2) Reflects scheduled principal payments. Subsequent to December 31, 2021, we repaid $7,000 in scheduled principal paydowns on o ur senior unsecured notes. (3) Excludes debt issue costs which are netted against the principal outstanding in the term loans and senior unsecured notes bal anc e on our Consolidated Balance Sheets shown on page 24. DEBT STRUCTURE (3) FINANCIAL I 20 DEBT MATURITY (AS OF DECEMBER 31, 2021, DOLLAR AMOUNTS IN THOUSANDS) REVOLVING SENIOR LINE OF TERM UNSECURED % OF YEAR CREDIT (1) LOANS (1) NOTES (2) TOTAL TOTAL 2022 —$ —$ 48,160$ 48,160$ 6.7% 2023 — — 49,160 49,160 6.8% 2024 — — 49,160 49,160 6.8% 2025 110,900 50,000 49,500 210,400 29.1% 2026 — 50,000 51,500 101,500 14.0% 2027 — — 54,500 54,500 7.5% 2028 — — 55,000 55,000 7.6% Thereafter — — 156,000 156,000 21.5% Total 110,900$ 100,000$ (3) 512,980$ (3) 723,880$ (3) 100.0%

FINANCIAL DATA SUMMARY
(DOLLAR AMOUNTS IN THOUSANDS)

	12/31/21	12/31/20	12/31/19
Gross investments	$ 1,804,435	$ 1,737,795	$ 1,778,341
Net investments	$ 1,426,070	$ 1,385,414	$ 1,427,845
Gross asset value	$ 1,883,190	$ 1,811,867	$ 1,864,705
Total debt [1]	$ 722,719	$ 649,382	$ 693,388
Total liabilities [1]	$ 759,698	$ 683,680	$ 728,783
Total equity	$ 745,127	$ 775,806	$ 785,426

(1) Includes outstanding gross revolving line of credit, term loans, net of debt issue costs, and senior unsecured notes, net of debt issue costs.

NON-CASH REVENUE COMPONENTS

	4Q21	1Q22[1]	2Q22[1]	3Q22[1]	4Q22[1]
Straight-line rent	$ (152)	$ (234)	$ (292)	$ (337)	$ (416)
Amortization of lease incentives	(222)	(223)	(223)	(223)	(185)
Effective interest	1,393	1,314	1,348	1,360	1,304
Net	$ 1,019	$ 857	$ 833	$ 800	$ 703

(1) For leases and loans in place at December 31, 2021, assuming no renewals, modifications or replacements and no new investments are added to our portfolio.

COMPONENTS OF RENTAL INCOME

	THREE MONTHS ENDED DECEMBER 31,			TWELVE MONTHS ENDED DECEMBER 31,		
	2021	2020	Variance	2021	2020	Variance
Cash rent	$26,725	$34,435	$(7,710) [1]	$107,692	$132,900	$(25,208) [1]
Operator reimbursed real estate tax revenue	3,677	3,371	306 [2]	14,332	15,056	(724) [2]
Straight-line rent	(152)	77	(229) [3]	467	1,778	(1,311) [3]
Straight-line rent write-off	—	—	—	(758) [4]	(23,029) [5]	22,271
Amortization of lease incentives	(222)	(109)	(113)	(608)	(611)	3
Total rental income	$30,028	$37,774	$(7,746)	$121,125	$126,094	$ (4,969)

(1) QoQ decreased primarily due to lower rental income related to the transition of properties previously leased to Senior Care and Senior Care's parent company, Abri Health, and Senior Lifestyle, and abated and deferred rent, partially offset by increased rent from annual rent escalations and capital improvement funding. YoY: Decreased primarily due to QoQ explanation and 50% 2021 escalation reduction.
(2) Due to the timing of certain operators' property tax escrow receipts and payment of related taxes.
(3) Decrease primarily due to more leases accounted for on a cash basis as compared to the prior period and for those on an accrual basis the cash rent is higher than the GAAP rent in 4Q21.
(4) Represents the write-off of an operator's straight-line rent receivable during 1Q21.
(5) Represents a write-off of straight-line rent receivable relating to Senior Lifestyle in 2Q20 and Genesis and another operator in 3Q20.

4Q 2021 SUPPLEMENTAL REPORT
FINANCIAL I 21

4Q 2021 SUPPLEMENTAL REPORT RECONCILIATION OF ANNUALIZED ADJUSTED EBITDA re AND FIXED CHARGES FINANCIAL I 22 FINANCIAL DATA SUMMARY (DOLLAR AMOUNTS IN THOUSANDS) Net income 12,930$ 56,224$ 95,677$ 80,872$ Less: Gain on sale of real estate, net (70) (7,462) (44,117) (2,106) Less: Gain on insurance proceeds — — (373) (3) (2,111) (3) Add: Loss on unconsolidated joint ventures — — 758 (4) — Add: Impairment loss from investments — — 3,977 (5) 5,500 (4) Add: Interest expense 6,933 27,375 29,705 30,582 Add: Depreciation and amortization 9,449 38,296 39,071 39,216 EBITDAre 29,242 114,433 124,698 151,953 Add/(less): Non-recurring one-time items 869 (1) 5,947 (2) 22,841 (6) (1,535) (7) Adjusted EBITDAre 30,111$ 120,380$ 147,539$ 150,418$ Interest expense 6,933$ 27,375$ 29,705$ 30,582$ Add: Capitalized interest — — 354 608 Fixed charges (8) 6,933$ 27,375$ 30,059$ 31,190$ Annualized Adjusted EBITDAre 120,444$ Annualized Fixed Charges 27,732$ Debt (net of debt issue costs) 722,719$ 722,719$ 649,382$ 693,388$ Debt to Adjusted EBITDAre 6.0x (8) 6.0x (8) 4.4x 4.6x Adjusted EBITDAreto Fixed Charges 4.3x 4.4x 4.9x 4.8x THREE MONTHS ENDED FOR THE YEAR ENDED 12/31/2021 12/31/21 12/31/2020 12/31/2019 (1) Represents the provision for credit losses related to the origination of $ 86 , 900 of mortgage loans during 4 Q 21 . (2) Represents the Senior Care and Abri Health settlement payment ( $ 3 , 895 ), the straight - line rent receivable write - off ( $ 758 ), the provisions for credit losses ( $ 869 ), and the 50 % reduction of 2021 rent and interest escalations ( $ 425 ) . (3) Represents the gain from insurance proceeds related to previously sold properties . (4) In 4 Q 19 , we wrote down our investment in an unconsolidated joint venture (“JV”) by $ 5 , 500 to its estimated fair value as a result of the JV entering into a contract to the sell the properties comprising the JV . In 2 Q 20 , the JV sold the properties and we incurred an additional loss of $ 758 . (5) Represents an impairment loss relating to a 48 - unit memory care in Colorado and a 61 - unit assisted living community in Florida which was sold in 1 Q 21 . (6) Represents the $ 23 , 029 straight - line rent receivable write - off related to Senior Lifestyle, Genesis and another operator and the Senior Lifestyle lease incentives write - off of $ 185 offset by the gain from insurance proceeds ( $ 373 ) . (7) Represents the gain from insurance proceeds ( $ 2 , 111 ) and deferred rent repayment of $ 1 , 350 from an operator offset by $ 1 , 926 write - off of straight - line rent receivable due a lease termination . (8) Increase due to additional borrowings for $ 98 , 215 of initial investments in 3 Q 21 and 4 Q 21 .

4Q 2021 SUPPLEMENTAL REPORT FINANCIAL I 23 INCOME STATEMENT DATA (AUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) 2021 2020 2021 2020 Revenues Rental income 30,028$ 37,774$ 121,125$ 126,094$ Interest income from mortgage loans 9,032 7,909 32,811 31,396 Interest and other income 381 590 1,386 1,847 Total revenues 39,441 46,273 155,322 159,337 Expenses Interest expense 6,933 7,088 27,375 29,705 Depreciation and amortization 9,449 9,839 38,296 39,071 Impairment charges — 3,036 — 3,977 Provision (recovery) for credit losses 962 (2) 1,021 (3) Transaction costs 162 102 4,433 299 Property tax expense 3,679 3,380 15,392 15,065 General and administrative expenses 5,772 5,216 21,460 19,710 Total expenses 26,957 28,659 107,977 107,824 Other Operating Income Gain on sale of real estate, net 70 44 7,462 44,117 Operating Income 12,554 17,658 54,807 95,630 Gain from property insurance proceeds — — — 373 Loss on unconsolidated joint ventures — (138) — (758) Income from unconsolidated joint ventures 376 145 1,417 432 Net Income 12,930 17,665 56,224 95,677 Income allocated to non-controlling interests (92) (92) (363) (384) Net income attributable to LTC Properties, Inc. 12,838 17,573 55,861 95,293 Income allocated to participating securities (112) (103) (458) (422) Net income available to common stockholders 12,726$ 17,470$ 55,403$ 94,871$ Earnings per common share: Basic $0.32 $0.45 $1.41 $2.42 Diluted $0.32 $0.45 $1.41 $2.42 Weighted average shares used to calculate earnings per common share: Basic 39,177 39,062 39,156 39,179 Diluted 39,177 39,147 39,156 39,264 Dividends declared and paid per common share $0.57 $0.57 $2.28 $2.28 THREE MONTHS ENDED DECEMBER 31, DECEMBER 31, TWELVE MONTHS ENDED

4Q 2021 SUPPLEMENTAL REPORT FINANCIAL I 24 CONSOLIDATED BALANCE SHEETS (AUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) ASSETS Investments: Land $ 123,239 $ 127,774 Buildings and improvements   1,285,318   1,324,227 Accumulated depreciation and amortization   (374,606)   (349,643) Real property investments, net   1,033,951   1,102,358 Mortgage loans receivable, net of loan loss reserve: 2021—$3,473; 2020—$2,592   344,442   257,251 Real estate investments, net   1,378,393   1,359,609 Notes receivable, net of loan loss reserve: 2021—$286; 2020—$146   28,337   14,465 Investments in unconsolidated joint ventures 19,340 11,340 Investments, net   1,426,070   1,385,414 Other assets: Cash and cash equivalents   5,161   7,772 Debt issue costs related to revolving line of credit   3,057   1,324 Interest receivable   39,522   32,746 Straight-line rent receivable   24,146   24,452 Lease incentives 2,678 2,462 Prepaid expenses and other assets   4,191   5,316 Total assets $ 1,504,825 $ 1,459,486 LIABILITIES Revolving line of credit $ 110,900 $ 89,900 Term loans, net of debt issue costs: 2021—$637; 2020—$0 99,363 — Senior unsecured notes, net of debt issue costs: 2021—$524; 2020—$658   512,456   559,482 Accrued interest   3,745   4,216 Accrued expenses and other liabilities   33,234   30,082 Total liabilities   759,698   683,680 EQUITY Stockholders’ equity: Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2021—39,374; 2020—39,242  394   392 Capital in excess of par value   856,895   852,780 Cumulative net income   1,444,636   1,388,775 Comprehensive expense (172) — Cumulative distributions   (1,565,039)   (1,474,545) Total LTC Properties, Inc. stockholders’ equity   736,714   767,402 Non-controlling interests   8,413   8,404 Total equity   745,127   775,806 Total liabilities and equity $ 1,504,825 $ 1,459,486 DECEMBER 31, 2020DECEMBER 31, 2021

4Q 2021 SUPPLEMENTAL REPORT (1) Represents the provision for credit losses related to the origination of $ 86 , 900 of mortgage loans during 4 Q 21 . (2) Represents the Senior Care and Abri Health settlement payment ( $ 3 , 895 ), the straight - line rent receivable write - off ( $ 758 ), the provisions for credit losses ( $ 869 ), and the 50 % reduction of 2021 rent and interest escalations ( $ 425 ) . (3) Represents the write - off of straight - line rent receivable due to transitioning rental revenue recognition to cash basis . (4) Represents the Senior Care and Abri Health settlement payment ( $ 3 , 895 ), and the cash impact of the 50 % reduction of 2021 rent and interest escalations ( $ 1 , 337 ) . (5) Represents the sum of (6) and (7) offset by (8) below . (6) Includes the Senior Lifestyle lease incentives write - off of $ 185 . (7) Represents the write - off of straight - line rent receivable related Senior Lifestyle, Genesis Healthcare and another operator ( $ 23 , 029 ) . (8) Represents the gain from insurance proceeds related to previously sold property ( $ 373 ) . FINANCIAL I 25 FUNDS FROM OPERATIONS – RECONCILIATION OF FFO AND FAD (AUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) 2021 2020 2021 2020 GAAP net income available to common stockholders 12,726$ 17,470$ 55,403$ 94,871$ Add: Impairment charge — 3,036 — 3,977 Add: Depreciation and amortization 9,449 9,839 38,296 39,071 (Less)/add: (Gain) Loss on sale of investments, net (70) 94 (7,462) (43,359) NAREIT FFO attributable to common stockholders 22,105$ 30,439$ 86,237$ 94,560$ $0.56 $0.78 $2.20 $2.41 NAREIT FFO attributable to common stockholders 22,105$ 30,439$ 86,237$ 94,560$ Add: Non-recurring items 869 (1) — 5,947 (2) 22,841 (5) 22,974$ 30,439$ 92,184$ 117,401$ NAREIT FFO attributable to common stockholders 22,105$ 30,439$ 86,237$ 94,560$ Non-cash income: Less: Straight-line rental (adjustment) income 152 (77) (467) (1,778) Add: Amortization of lease incentives 222 109 608 611 (6) Add: Other non-cash expense — — 758 (3) 23,029 (7) Less: Effective interest income from mortgage loans (1,393) (1,506) (6,093) (6,154) Net non-cash income (1,019) (1,474) (5,194) 15,708 Non-cash expense: Add: Non-cash compensation charges 1,975 1,781 7,760 7,012 Add: Provisions for doubtful accounts and notes 962 (2) 1,021 (3) Less: Capitalized interest — — — (354) Net non-cash expense 2,937 1,779 8,781 6,655 Funds available for distribution (FAD) 24,023$ 30,744$ 89,824$ 116,923$ Less: Non-recurring income — — 5,232 (4) (373) (8) Funds available for distribution (FAD), excluding non-recurring items 24,023$ 30,744$ 95,056$ 116,550$ FFO attributable to common stockholders, excluding non-recurring items THREE MONTHS ENDED TWELVE MONTHS ENDED DECEMBER 31, DECEMBER 31, NAREIT Diluted FFO attributable to common stockholders per share

4Q 2021 SUPPLEMENTAL REPORT FOR THE THREE MONTHS ENDED DECEMBER 31, FFO/FAD attributable to common stockholders 22,105$ 30,439$ 24,023$ 30,744$ Non-recurring one-time items 869 (1) — — — FFO/FAD attributable to common stockholders excluding non-recurring items 22,974 30,439 24,023 30,744 Effect of dilutive securities: Participating securities 112 103 112 103 Diluted FFO/FAD excluding non-recurring items 23,086$ 30,542$ 24,135$ 30,847$ 39,177 39,062 39,177 39,062 Effect of dilutive securities: Stock options — — — — Performance-based stock units — 85 — 85 Participating securities 197 180 197 180 Shares for diluted FFO/FAD per share 39,374 39,327 39,374 39,327 FOR THE TWELVE MONTHS ENDED DECEMBER 31, FFO/FAD attributable to common stockholders 86,237$ 94,560$ 89,824$ 116,923$ Non-recurring one-time items 5,947 (2) 22,841 (3) 5,232 (4) (373) (5) FFO/FAD attributable to common stockholders excluding non-recurring items 92,184 117,401 95,056 116,550 Effect of dilutive securities: Participating securities 458 422 458 422 Diluted FFO/FAD 92,642$ 117,823$ 95,514$ 116,972$ 39,156 39,179 39,156 39,179 Effect of dilutive securities: Stock options — — — — Performance based stock units — 85 — 85 Participating securities 197 174 197 174 Shares for diluted FFO/FAD per share 39,353 39,438 39,353 39,438 FAD 2021 2020 2021 2020 Shares for basic FFO/FAD per share 2021 2020 2020 Shares for basic FFO/FAD per share FFO FAD 2021 FFO FINANCIAL I 26 FUNDS FROM OPERATIONS – RECONCILIATION OF FFO PER SHARE (AUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) (1) Represents the provision for credit losses related to the origination of $ 86 , 900 of mortgage loans during 4 Q 21 . (2) Represents the Senior Care and Abri Health settlement payment ( $ 3 , 895 ), the straight - line rent receivable write - off ( $ 758 ), the provisions for credit losses ( $ 869 ), and the 50 % reduction of 2021 rent and interest escalations ( $ 425 ) . (3) Represents the write - off of straight - line rent receivable related Senior Lifestyle, Genesis Healthcare and another operator ( $ 23 , 029 ) offset by (5) below . (4) Represents the Senior Care and Abri Health settlement payment ( $ 3 , 895 ), and the cash impact of the 50 % reduction of 2021 rent and interest escalations ( $ 1 , 337 ) . (5) Represents the gain from insurance proceeds related to previously sold property ( $ 373 ) .

4Q 2021 SUPPLEMENTAL REPORT 27 ESG (ENVIRONMENTAL, SOCIAL & GOVERNANCE) At LTC, we recognize the importance of being good corporate stewards through socially responsible and sustainable practices within the confines of a REIT structure holding predominantly triple - net leases . We believe that integrating Environmental, Social and Governance (“ESG”) initiatives into our strategic objectives will contribute to our long - term success . In support of these initiatives, an internal working group in 2020 commenced a review of our ESG profile with the goal of enhancing our company’s corporate responsibility and sustainability practices . Our Board has formed a new committee to address diversity and ESG initiatives . We intend to provide more reporting about our ESG initiatives throughout the coming years . Driving Stakeholder Value Through Social Responsibility

4Q 2021 SUPPLEMENTAL REPORT Assisted Living Communities (“ALF”) : The ALF portfolio consists of assisted living, independent living, and/or memory care properties . (See Independent Living and Memory Care) Assisted living properties are seniors housing properties serving elderly persons who require assistance with activities of daily living, but do not require the constant supervision skilled nursing properties provide . Services are usually available 24 hours a day and include personal supervision and assistance with eating, bathing, grooming and administering medication . The facilities provide a combination of housing, supportive services, personalized assistance and health care designed to respond to individual needs . Contractual Lease Rent : Rental revenue as defined by the lease agreement between us and the operator for the lease year . Coronavirus Stimulus Funds (“CSF”) : CSF includes funding from various state and federal programs to support healthcare providers in dealing with the challenges of the coronavirus pandemic . Included in CSF are state - specific payments identified by operators as well as federal payments connected to the Paycheck Protection Program and the Provider Relief Fund . CSF is self - reported by operators in unaudited financial statements provided to LTC . Specifically excluded from CSF are the suspension of the Medicare sequestration cut, and increases to the Federal Medical Assistance Percentages (FMAP), both of which are reflected in reported coverage both including and excluding CSF . Earnings Before Interest, Tax, Depreciation and Amortization for Real Estate (“EBITDA re”) : As defined by the National Association of Real Estate Investment Trusts (“ NAREIT”), EBITDA re is calculated as net income (computed in accordance with GAAP) excluding (i) interest expense, (ii) income tax expense, (iii) real estate depreciation and amortization, (iv) impairment write - downs of depreciable real estate, (v) gains or losses on the sale of depreciable real estate, and (vi) adjustments for unconsolidated partnerships and joint ventures . Funds Available for Distribution (“FAD”) : FFO excluding the effects of straight - line rent, amortization of lease costs, effective interest income, deferred income from unconsolidated joint ventures, non - cash compensation charges, capitalized interest and non - cash interest charges . Funds From Operations (“FFO”) : A s defined by NAREIT, net income available to common stockholders (computed in accordance with U . S . GAAP) excluding gains or losses on the sale of real estate and impairment write - downs of depreciable real estate plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures . GAAP Lease Yield : GAAP rent divided by the sum of the purchase price and transaction costs . GAAP Rent : Total rent we will receive as a fixed amount over the initial term of the lease and recognized evenly over that term . GAAP rent recorded in the early years of a lease is higher than the cash rent received and during the later years of the lease, the cash rent received is higher than GAAP rent recognized . GAAP rent is commonly referred to as straight - line rental income . Gross Asset Value : The carrying amount of total assets after adding back accumulated depreciation and loan loss reserves, as reported in the company’s consolidated financial statements . Gross Investment : Original price paid for an asset plus capital improvements funded by LTC, without any depreciation deductions . Gross Investment is commonly referred to as undepreciated book value . Independent Living Communities (“ILF”) : Seniors housing properties offering a sense of community and numerous levels of service, such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, on - site security and emergency response programs . Many offer on - site conveniences like beauty/barber shops, fitness facilities, game rooms, libraries and activity centers . ILFs are also known as retirement communities or seniors apartments . Interest Income : Represents interest income from mortgage loans and other notes . Licensed Beds/Units : The number of beds and/or units that an operator is authorized to operate at seniors housing and long - term care properties . Licensed beds and/or units may differ from the number of beds and/or units in service at any given time . Memory Care Communities (“MC”) : Seniors housing properties offering specialized options for seniors with Alzheimer’s disease and other forms of dementia . These facilities offer dedicated care and specialized programming for various conditions relating to memory loss in a secured environment that is typically smaller in scale and more residential in nature than traditional assisted living facilities . These facilities have staff available 24 hours a day to respond to the unique needs of their residents . Metropolitan Statistical Areas (“MSA”) : Based on the U . S . Census Bureau, MSA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics . A metro area contains a core urban area of 50 , 000 or more population . MSAs 1 to 31 have a population of 20 . 3 M – 2 . 1 M . MSAs 32 to 100 have a population of 2 . 1 M – 0 . 6 M . MSAs less than 100 have a population of 0 . 5 M – 55 K . Cities in a Micro - SA have a population of 216 K – 13 K . Cities not in a MSA has population of less than 100 K . Mezzanine : In certain circumstances, the Company strategically allocates a portion of its capital deployment toward mezzanine loans to grow relationships with operating companies that have not typically utilized sale leaseback financing as a component of their capital structure . Mezzanine financing sits between senior debt and common equity in the capital structure, and typically is used to finance development projects or value - add opportunities on existing operational properties . We seek market - based, risk - adjusted rates of return typically between 12 - 18 % with the loan term typically between four to eight years . Security for mezzanine loans can include all or a portion of the following credit enhancements ; secured second mortgage, pledge of equity interests and personal/corporate guarantees . Mezzanine loans can be recorded for GAAP purposes as either a loan or joint venture depending upon specifics of the loan terms and related credit enhancements . GLOSSARY I 28 GLOSSARY

4Q 2021 SUPPLEMENTAL REPORT Micropolitan Statistical Areas (“Micro - SA”) : Based on the U . S . Census Bureau, Micro - SA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics . A micro area contains an urban core of at least 10 , 000 population . Mortgage Loan : Mortgage financing is provided on properties based on our established investment underwriting criteria and secured by a first mortgage . Subject to underwriting, additional credit enhancements may be required including, but not limited to, personal/corporate guarantees and debt service reserves . When possible, LTC attempts to negotiate a purchase option to acquire the property at a future time and lease the property back to the borrower . Net Real Estate Assets : Gross real estate investment less accumulated depreciation . Net Real Estate Asset is commonly referred to as Net Book Value (“NBV”) . Non - cash Rental Income : Straight - line rental income and amortization of lease inducement . Non - cash Compensation Charges : Vesting expense relating to stock options and restricted stock . Normalized EBITDAR Coverage : The trailing twelve month’s earnings from the operator financial statements adjusted for non - recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, and rent divided by the operator’s contractual lease rent . Management fees are imputed at 5 % of revenues . Normalized EBITDARM Coverage : The trailing twelve month’s earnings from the operator financial statements adjusted for non - recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, rent, and management fees divided by the operator’s contractual lease rent . Occupancy : The weighted average percentage of all beds and/or units that are occupied at a given time . The calculation uses the trailing twelve months and is based on licensed beds and/or units which may differ from the number of beds and/or units in service at any given time . Operator Financial Statements : Property level operator financial statements which are unaudited and have not been independently verified by us . Payor Source : LTC revenue by operator underlying payor source for the period presented . LTC is not a Medicaid or a Medicare recipient . Statistics represent LTC's rental revenues times operators' underlying payor source revenue percentage . Underlying payor source revenue percentage is calculated from property level operator financial statements which are unaudited and have not been independently verified by us . Private Pay : Private pay includes private insurance, HMO, VA, and other payors . Purchase Price : Represents the fair value price of an asset that is exchanged in an orderly transaction between market participants at the measurement date . An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets ; it is not a forced transaction (for example, a forced liquidation or distress sale) . Real Estate Investments : Represents our investments in real property and mortgage loan receivables . Rental Income : Represents GAAP rent net of amortized lease inducement cost . Same Property Portfolio (“SPP”) : Same property statistics allow for the comparative evaluation of performance across a consistent population of LTC’s leased property portfolio and the Prestige Healthcare mortgage loan portfolio . Our SPP is comprised of stabilized properties occupied and operated throughout the duration of the quarter - over - quarter comparison periods presented (excluding assets sold and assets held - for - sale) . Accordingly, a property must be occupied and stabilized for a minimum of 15 months to be included in our SPP . Each property currently, or formerly, operated by Senior Lifestyle and Senior Care has been excluded from SPP and will be added back to SPP 15 months after the date of the transition to the new operator . Skilled Nursing Properties (“SNF”) : Seniors housing properties providing restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at acute care hospitals . Many SNFs provide ancillary services that include occupational, speech, physical, respiratory and IV therapies, as well as sub - acute care services which are paid either by the patient, the patient’s family, private health insurance, or through the federal Medicare or state Medicaid programs . Stabilized : Properties are generally considered stabilized upon the earlier of achieving certain occupancy thresholds (e . g . 80 % for SNFs and 90 % for ALFs) and, as applicable, 12 months from the date of acquisition/lease transition or, in the event of a de novo development, redevelopment, major renovations or addition, 24 months from the date the property is first placed in or returned to service, or properties acquired in lease - up . Under Development Properties (“UDP”) : Development projects to construct seniors housing properties . GLOSSARY I 29 GLOSSARY